Exhibit 99.2

Supernus to Present at March Cowen Conference

Rockville, MD, February 18, 2015 —Supernus Pharmaceuticals, Inc. (Nasdaq:SUPN) a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, today announced that the Company’s management will present an overview of the Company and host investor meetings at the Cowen and Company Healthcare Conference.

Presentation Date:  Wednesday, March 4

Time:  8:40 AM ET

Place:  The Boston Marriott Copley Place Hotel, Boston, MA

Investors interested in arranging a meeting with the Company’s management during this conference should contact the conference coordinator.

A live webcast of the presentation can be accessed by visiting “Events & Presentations” in the Investors section on the Company’s website at www.supernus.com.  An archived replay of the webcast will be available for 60 days on the Company’s website after the conference.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR® (extended-release topiramate).  The Company is also developing several product candidates to address large market opportunities in psychiatry. These product candidates include SPN-810 for the treatment of impulsive aggression in patients with ADHD in conjunction with standard ADHD treatment and SPN-812 for ADHD.

CONTACTS:

Jack A. Khattar, President and CEO

Gregory S. Patrick, Vice President and CFO

Supernus Pharmaceuticals, Inc.

Tel: (301) 838-2591

Or

Investor Contact:

Peter Vozzo

Westwicke Partners

Office: (443) 213-0505

Mobile: (443) 377-4767

Email: peter.vozzo@westwicke.com